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                                                                Exhibit B

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13D dated December 29, 1997 with respect to the Common Stock of Digital Sound Corporation, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

          This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:   December 23, 1997


                                   MOORE CAPITAL MANAGEMENT, INC.


                                        By:    /s/ Stephen R. Nelson
                                               Name:   Stephen R. Nelson
                                               Title:  Vice President



                                               LOUIS M. BACON


                                              /s/ Stephen R. Nelson
                                                  Attorney-in-Fact


                                  MOORE GLOBAL INVESTMENTS, LTD.


                                  By:

                                         By:   /s/ Stephen R. Nelson
                                               Name:   Stephen R. Nelson
                                               Title:  Attorney-in-Fact